UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 16, 2018

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2018, Dr. Hubert Chen notified Pfenex Inc. (the “Company”) of his intention to resign as the Company’s Chief Medical and Scientific Officer, effective September 2, 2018. This resignation is without Good Reason (as defined in Dr. Chen’s executive employment agreement with the Company). In connection with Dr. Chen’s resignation, the Company entered into a transition agreement and release (the “Chen Transition Agreement”) with Dr. Chen. The Chen Transition Agreement provides that Dr. Chen will provide transition services at a rate of $7,500 per month for up to 10 hours of transition services and $750 per hour for each additional hour of transition services through the earlier of (i) the approval of the new drug application (“NDA”) for PF708 or (ii) September 30, 2019. The Chen Transition Agreement also provides for the payment of bonus severance at a target amount of 50% of the aggregate amount of Dr. Chen’s 2018 salary payments and transition period payments paid by the Company in 2018, and is further subject to adjustment by the compensation committee of the Company’s board of directors and the terms of the Chen Transition Agreement. Pursuant to the terms and conditions of the Company’s Incentive Compensation Plan and the Chen Transition Agreement, the actual bonus severance amount will be determined by (i) the achievement of corporate performance goals, (ii) Dr. Chen’s individual performance goals, which are determined to have been achieved at 100%, and (iii) the actual achievement of certain special individual performance incentives. During the time Dr. Chen is providing transition services, Dr. Chen will also continue to vest in his equity incentive awards.

The foregoing summary of the Chen Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Chen Transition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

On August 16, 2018, the Company also issued a press release announcing the foregoing management change. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated August 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: August 16, 2018	By:	/s/ Susan A. Knudson
Susan A. Knudson
Chief Financial Officer (Principal Financial and Accounting Officer)